Exhibit 99.1

                30 YEARS OF OPTIMIZATION

Contacts:	Media Contact	Investor Contact
	David Grip	Kori Doherty
	AspenTech	ICR
	+1 781-221-5273	+1 617-956-6730
	david.grip@aspentech.com	kdoherty@icrinc.com

Aspen Technology Announces Financial Results

for the Third Quarter Fiscal 2011

Burlington, Mass. — May 3, 2011 — Aspen Technology, Inc. (NASDAQ: AZPN), a leading provider of software and services to the process industries, today announced financial results for its third quarter of fiscal 2011, ended March 31, 2011.

Mark Fusco, Chief Executive Officer of AspenTech, said, “The company continued to execute at a high level during the third quarter, delivering solid growth and strong cash flow.  As AspenTech’s revenue model transition continues, we believe the company is well positioned to emerge with a combination of scale, growth, best-in-class margins, cash flow and a recurring revenue model.”

“The license portion of our total contract value grew by approximately 1.5% sequentially during the third quarter, leading to growth of approximately 7% for the first nine months of fiscal 2011 from the end of fiscal 2010.  With one quarter remaining, we are already within our full year license growth guidance range, and we are optimistic about our outlook based on continued high customer interest levels entering our seasonally stronger fourth quarter.” Fusco added, “Free cash flow of approximately $49 million for the first nine months of fiscal 2011 represents an increase of 128% year-over-year.  We believe the company is on track to achieve our free cash flow guidance for fiscal 2011, as well as our goal of generating free cash flow in the mid-$90 million range during fiscal 2013.”

Third Quarter Business Highlights

•                 Total contract value, including the value of bundled maintenance, grew approximately 2.4% sequentially during the third quarter, while the license portion of total contract value grew approximately 1.5% sequentially.

•                 Bookings were approximately $79 million for the third quarter of fiscal 2011.  Within bookings, new and expanded adoption drove the above mentioned sequential increase in the license portion of total contract value, and solid renewal activity contributed the remainder of total bookings.

•                 The value of future cash collections associated with the company’s subscription and multi-year term contracts was $695 million at the end of the third quarter, an increase from $688 million at the end of last quarter and $537 million at the end of the third quarter of fiscal 2010.

•                 The company closed 16 bookings of over $1 million during the third quarter, compared to 21 in the third quarter of fiscal 2010, and 47 bookings between $250,000 and $1 million, compared to 39 in the third quarter of fiscal 2010.

•                 Average deal size for bookings over $100,000 was approximately $609,000 in the third quarter, compared to approximately $807,000 in the third quarter of fiscal 2010.

Summary of Third Quarter Financial Results

AspenTech’s total revenue of $52.6 million increased 15% from $45.6 million in the third quarter of the prior year.

•                  Subscription revenue includes all revenue associated with the company’s aspenONE subscription offering. Subscription revenue was $17.2 million in the third quarter of fiscal 2011, an increase from $4.0 million in the third quarter of fiscal 2010.  Subscription revenue is recognized over the course of the multi-year agreement, and recognition begins when the first payment is due, which is typically 30 days after the contract is signed.

•                  Software revenue includes all non-subscription-based license revenue, including term-based contracts for point products as well as perpetual licenses.  Software revenue was $13.4 million in the third quarter of fiscal 2011, compared to $14.7 million in the year ago period.

•                  Services & other revenue, which includes professional services, maintenance and other revenue, was $21.9 million in the third quarter of fiscal 2011, compared to $26.9 million in the year ago period.

For the quarter ended March 31, 2011, AspenTech reported a loss from operations of $7.2 million due primarily to the multi-year revenue model transition following the introduction of the company’s aspenONE subscription offering, which has ratable revenue recognition, at the beginning of fiscal 2010.  For the quarter ended March 31, 2010, the company reported a loss from operations of $19.6 million.

Net loss was $5.7 million for the quarter ended March 31, 2011, leading to net loss per basic and diluted share of $0.06, compared to net loss per diluted share of $0.24 in the same period last fiscal year.

Non-GAAP loss from operations, which adds back stock-based compensation expense and restructuring charges, was $5.2 million for the third quarter of fiscal 2011, compared to a non-GAAP loss from operations of $17.9 million in the same period last fiscal year.  Non-GAAP net loss was $3.8 million, or ($0.04) per share, for the third quarter of fiscal 2011, compared to a non-GAAP net loss of $20.1 million, or ($0.22) per share, in the same period last fiscal year.  A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

AspenTech had a cash balance of $151.0 million at March 31, 2011, an increase of $19.4 million from the end of the prior quarter.  The company generated $31.7 million in cash flows from operations and invested $1.7 million in capital expenditures, leading to free cash flow of $30.0 million for the three months ended March 31, 2011.  The company continued to reduce its secured borrowings balance, which was $55.5 million at the end of the third quarter, down $11.3 million compared to $66.8 million at the end of the second quarter of fiscal 2011.  During the quarter, the company used $2.9 million in cash as it executed against the previously announced share repurchase programs.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Management considers both GAAP and non-GAAP financial results in managing AspenTech’s business.  As the result of adoption of new licensing models, management believes that, for the next few years, a number of AspenTech’s performance indicators based on GAAP, including revenue, gross profit, operating income (loss) and net income (loss), will be of limited value in assessing AspenTech’s performance, growth and financial condition. Accordingly, management instead is focusing on certain non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track AspenTech’s business performance. None of these non-GAAP metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

Conference Call and Webcast

AspenTech will host a conference call and webcast today, May 3, 2011, at 4:30 p.m. (Eastern Time), to discuss the company’s financial results for the third quarter fiscal year 2011 as well as the company’s business outlook.  The live dial-in number is (877) 245-0126, conference ID code 58336688. Interested parties may also listen to a live webcast of the call by logging on to the Investor Relations section of AspenTech’s website, http://www.aspentech.com/corporate/investor.cfm, and clicking on the “webcast” link. A replay of the call will be archived on AspenTech’s website and will also be available via telephone at (800) 642-1687 or (706) 645-9291, conference ID code 58336688 through May 10, 2011.

About AspenTech

AspenTech is a leading global provider of mission-critical process optimization software solutions, which are designed to manage and optimize plant and process design, operational performance, and supply chain planning. AspenTech’s aspenONE® software and related services have been developed specifically for companies in the process industries, including energy, chemicals, pharmaceuticals, and engineering and construction. Customers use AspenTech’s solutions to improve their competitiveness and profitability by increasing throughput and productivity, reducing operating costs, enhancing capital efficiency, and decreasing working capital requirements. To see how the world’s leading process manufacturers rely on AspenTech to achieve their operational excellence goals, visit www.aspentech.com.

© 2011 Aspen Technology, Inc. AspenTech, aspenONE and the Aspen leaf logo are trademarks of Aspen Technology, Inc. All rights reserved.  All other trademarks are property of their respective owners.

Forward-Looking Statements

The second and third paragraphs of this press release contain forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation: customers’ failure to adopt the aspenONE subscription offering at the rate expected by AspenTech; AspenTech’s failure to realize the anticipated financial (including cash flow) and operational benefits of the aspenONE subscription offering; unforeseen difficulties or uncertainties in the application of accounting standards; weaknesses in AspenTech’s internal controls; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission.

AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. AspenTech expressly disclaims any current intention to update forward-looking statements after the date of this press release.

Source: Aspen Technology, Inc.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2011	2010	2011	2010
Revenue:
Subscription	$17,241	$3,959	$38,744	$5,198
Software	13,414	14,714	36,211	34,772
Total subscription and software	30,655	18,673	74,955	39,970
Services and other	21,946	26,945	70,554	88,130
Total revenue	52,601	45,618	145,509	128,100
Cost of revenue:
Subscription and software	(1,725)	1,437	2,369	4,887
Services and other	12,117	13,237	34,826	43,725
Total cost of revenue	10,392	14,674	37,195	48,612
Gross profit	42,209	30,944	108,314	79,488
Operating expenses:
Selling and marketing	22,922	25,267	63,227	69,576
Research and development	12,331	12,719	37,002	36,128
General and administrative	14,515	12,648	44,497	47,290
Restructuring charges	(315)	(43)	(160)	260
Total operating expenses	49,453	50,591	144,566	153,254
Loss from operations	(7,244)	(19,647)	(36,252)	(73,766)
Interest income	3,093	4,584	10,329	15,116
Interest expense	(1,182)	(1,834)	(4,079)	(6,725)
Other income, net	7	(2,144)	1,936	(97)
Loss before income taxes	(5,326)	(19,041)	(28,066)	(65,472)
Provision for income taxes	361	2,713	3,358	8,001
Net loss	$(5,687)	$(21,754)	$(31,424)	$(73,473)
Loss per common share:
Basic	$(0.06)	$(0.24)	$(0.34)	$(0.81)
Diluted	$(0.06)	$(0.24)	$(0.34)	$(0.81)
Weighted average shares outstanding:
Basic	93,862	91,835	93,298	90,923
Diluted	93,862	91,835	93,298	90,923

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share data)

	March 31,	June 30,
	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$151,038	$124,945
Accounts receivable, net	27,269	31,738
Current portion of installments receivable, net	36,453	51,729
Current portion of collateralized receivables	20,654	25,675
Unbilled services	1,678	1,860
Prepaid expenses and other current assets	7,626	5,236
Prepaid income taxes	1,244	7,468
Deferred tax assets	1,691	1,632
Total current assets	247,653	250,283
Non-current installments receivable, net	58,132	76,869
Non-current collateralized receivables	13,518	25,755
Property, equipment and leasehold improvements, net	7,179	8,057
Computer software development costs, net	2,949	2,367
Goodwill	18,546	17,361
Non-current deferred tax assets	11,861	11,597
Other non-current assets	2,246	2,424
Total assets	$362,084	$394,713

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of secured borrowing	$24,981	$30,424
Accounts payable	4,090	6,092
Accrued expenses and other current liabilities	30,081	49,890
Income taxes payable	861	1,161
Deferred revenue	93,355	67,852
Current deferred tax liability	426	398
Total current liabilities	153,794	155,817
Long-term secured borrowing	30,530	45,711
Long-term deferred revenue	29,231	19,427
Non-current deferred tax liability	953	956
Other non-current liabilities	28,483	31,832
Commitments and contingencies
Series D redeemable convertible preferred stock, $0.10 par value— Authorized— 3,636 shares as of March 31, 2011 and June 30, 2010 Issued and outstanding— none as of March 31, 2011 and June 30, 2010	—	—
Stockholders’ equity:
Common stock, $0.10 par value— Authorized—210,000,000 shares Issued— 94,486,882 shares at March 31, 2011 and 92,668,280 shares at June 30, 2010 Outstanding— 94,190,152 shares at March 31, 2011 and 92,434,816 shares at June 30, 2010	9,449	9,267
Additional paid-in capital	527,893	515,729
Accumulated deficit	(422,952)	(391,038)
Accumulated other comprehensive income	8,866	7,525
Treasury stock, at cost—296,730 shares of common stock at March 31, 2011 and 233,464 at June 30, 2010	(4,163)	(513)
Total stockholders’ equity	119,093	140,970
Total liabilities and stockholders’ equity	$362,084	$394,713

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2011	2010	2011	2010
Cash flows from operating activities:
Net loss	$(5,687)	$(21,754)	$(31,424)	$(73,473)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,325	1,414	3,925	5,143
Net foreign currency (gain) loss	(633)	1,218	(2,281)	1,092
Stock-based compensation	2,356	1,820	7,398	13,352
Loss on the disposal of assets	12	7	427	50
Write-down of investment	600	—	600	—
Deferred income taxes	(30)	(43)	44	(2)
Provision for bad debts	(1,024)	(209)	(927)	(284)
Changes in assets and liabilities:
Accounts receivable	2,307	6,017	5,316	20,484
Unbilled services	(465)	(164)	165	(1,729)
Prepaid expenses, other assets and prepaid income taxes	(2,450)	(2,857)	3,695	106
Installments and collateralized receivables	25,057	26,312	55,196	64,514
Income taxes payable	(1,144)	(593)	(436)	844
Accounts payable, accrued expenses and other liabilities	(8,573)	(4,549)	(23,877)	(12,970)
Deferred revenue	20,034	12,765	35,077	6,903
Net cash provided by operating activities	31,685	19,384	52,898	24,030
Cash flows from investing activities:
Purchase of property, equipment and leasehold improvements	(446)	(507)	(2,322)	(2,099)
Capitalized computer software development costs	(1,287)	(171)	(1,667)	(436)
Net cash used in investing activities	(1,733)	(678)	(3,989)	(2,535)
Cash flows from financing activities:
Exercise of stock options	4,284	2,484	7,704	6,136
Proceeds from secured borrowings	—	9,501	2,500	9,501
Repayment of secured borrowings	(10,423)	(20,288)	(26,664)	(36,653)
Repurchases of common stock	(2,921)	—	(4,163)	—
Payment of tax withholding obligations related to restricted stock	(1,735)	(659)	(2,733)	(3,353)
Net cash used in financing activities	(10,795)	(8,962)	(23,356)	(24,369)
Effects of exchange rate changes on cash and cash equivalents	239	(127)	540	(285)
Increase (decrease) in cash and cash equivalents	19,396	9,617	26,093	(3,159)
Cash and cash equivalents, beginning of period	131,642	109,437	124,945	122,213
Cash and cash equivalents, end of period	$151,038	$119,054	$151,038	$119,054

Supplemental disclosure of cash flow information:
Interest paid	$1,345	$1,837	$4,415	$6,731
Income tax (refund) paid, net	1,963	2,853	(2,988)	7,482

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

GAAP Results Reconciled to Non-GAAP Results

The following table reflects selected Aspen Technology GAAP results reconciled to non-GAAP results.
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2011	2010	2011	2010
Total expenses
GAAP total expenses (a)	$59,845	$65,265	$181,761	$201,866
Less:
Stock-based compensation (b)	(2,356)	(1,820)	(7,398)	(13,352)
Restructuring charges	315	43	160	(260)
Non-GAAP total expenses	$57,804	$63,488	$174,523	$188,254

Loss from operations
GAAP loss from operations	$(7,244)	$(19,647)	$(36,252)	$(73,766)
Plus:
Stock-based compensation (b)	2,356	1,820	7,398	13,352
Restructuring charges	(315)	(43)	(160)	260
Non-GAAP loss from operations	$(5,203)	$(17,870)	$(29,014)	$(60,154)

Net loss
GAAP net loss	$(5,687)	$(21,754)	$(31,424)	$(73,473)
Plus:
Stock-based compensation (b)	2,356	1,820	7,398	13,352
Restructuring charges	(315)	(43)	(160)	260
Less:
Income tax effect on Non-GAAP items	(129)	(120)	(340)	(683)
Non-GAAP net loss	$(3,775)	$(20,097)	$(24,526)	$(60,544)

Diluted loss per share
GAAP diluted loss per share	$(0.06)	$(0.24)	$(0.34)	$(0.81)
Plus:
Stock-based compensation (b)	0.03	0.02	0.08	0.15
Restructuring charges	(0.00)	(0.00)	(0.00)	0.00
Less:
Income tax effect on Non-GAAP items	(0.00)	(0.00)	(0.00)	(0.01)

Non-GAAP diluted loss per share	$(0.04)	$(0.22)	$(0.27)	$(0.67)

Shares used in computing diluted loss per share	93,862	91,835	93,298	90,923

(a) GAAP total expenses

	Three Months Ended March 31,		Nine Months Ended March 31,
	2011	2010	2011	2010
Total costs of revenue	$10,392	$14,674	$37,195	$48,612
Total operating expenses	49,453	50,591	144,566	153,254
GAAP total expenses	$59,845	$65,265	$181,761	$201,866

(b) Stock-based compensation expense was as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2011	2010	2011	2010
Cost of service and other	$234	$181	$720	$1,138
Selling and marketing	911	701	2,713	5,030
Research and development	297	246	874	1,637
General and administrative	914	692	3,091	5,547
Total stock-based compensation	$2,356	$1,820	$7,398	$13,352